SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

October 26, 2021

(Date of earliest event reported)

BALL CORPORATION

(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

9200 W. 108th Circle, P.O. Box 5000, Westminster, CO 80021-2510

(Address of principal executive offices, including ZIP Code)

(303) 469-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	BLL	NYSE

Ball Corporation

Current Report on Form 8-K

Dated October 28, 2021

5
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On October 26, 2021, the Ball Corporation Board of Directors elected Dune Ives as a Class I director of the Company.  Ms. Ives is the current CEO of Lonely Whale and 52HZ. Ms. Ives, who holds a doctorate in psychology, joined Lonely Whale as CEO in 2016 and 52HZ in 2021. She previously served in a key leadership role for Paul G. Allen’s Vulcan Philanthropy and as co-founder of the Green Sports Alliance, where she currently serves as a board member.

A copy of the press release is attached hereto as Exhibit 99.1.

.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2021, the Board of Directors of the Company amended the Bylaws to increase the Board of Directors from twelve to thirteen, by increasing to five the number of director positions in Class I. Exhibit 3(ii) attached hereto provides the text of the amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following are furnished as exhibits to this report:

3.ii	Article 3, Section A of the Amended Bylaws
99.1	Press release dated October 27, 2021
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Vice President, General Counsel and Corporate Secretary

Date: October 28, 2021

Ball Corporation

Form 8-K

October 28, 2021

EXHIBIT INDEX

Description	Exhibit

Article 3, Section A of the Amended Bylaws	3.ii
Ball Corporation Press Release dated October 27, 2021	99.1